UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2023

MEGA MATRIX CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-13387	94-3263974
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

650-340-1888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	MPU	NYSE American Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

As previously disclosed, on December 23, 2022, Mega Matrix Corp. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors named in the Purchase Agreement (collectively, the “Purchasers”), pursuant to which the Company agreed to sell up to an aggregate of 5,280,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) at a purchase price of $1.30 per share, or $6,864,000 (the “Private Placement”).

On January 20, 2023, the Company completed an initial sale of 4,314,615 shares of Common Stock pursuant to the Private Placement to certain Purchasers for an aggregate purchase price of $5,608,999.50, or $1.30 per share.

On February 15, 2023, the Company completed the final sale of 765,384 shares of Common Stock pursuant to the Private Placement to a Purchaser for an aggregate purchase price of $994,999.20, or $1.30 per share, for combined total issuance of 5,079,999 shares of Common Stock for gross proceeds of approximately $6,603,998.70 to the Company under the Private Placement, before deducting estimated offering expenses payable by the Company.

The Company will issue the shares of Common Stock in reliance upon an exemption from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and Regulation S thereunder.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Purchase Agreement, which is filed as Exhibit 10.1 to the Current Report on Form 8-K, filed on December 27, 2022, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mega Matrix Corp.
a Delaware corporation

	By:	/s/ Yucheng Hu
Yucheng Hu, Chief Executive Officer

Dated: February 15, 2023

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